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Exhibit 23.2

Ellenoff Grossman & Schole LLP	370 Lexington Avenue New York, NY 10017 Telephone: (212) 370-1300 Facsimile: (212) 370-7889 www. egsllp.com

                          April 22, 2005

Cardiotech International, Inc.
229 Andover Street
Wilmington, MA 01887

Ladies and Gentlemen:

        We have acted as counsel for Cardiotech International, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-1 (the "Registration Statement") to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission on or about April 22, 2005.

        It is our opinion that the shares of common stock, par value $0.01 per share, being registered, when sold in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters."

                      Very truly yours,

                      /s/ Ellenoff Grossman & Schole LLP

                      Ellenoff Grossman & Schole LLP

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  Exhibit 23.2